Exhibit 99.1

CRYOMASS TECHNOLOGIES ELECTS SIMON LANGELIER TO BOARD OF DIRECTORS

NEWS PROVIDED BY

CryoMass Technologies Inc

Jan 18, 2022, 07:11 ET

DENVER, Jan. 18, 2022 /PRNewswire/ -- CryoMass Technologies Inc. (the "Company") is pleased to announce that its board of directors has elected Simon Langelier to be a director of the Company.

Mr. Langelier is currently a director of Imperial Brands PLC, a British multinational company with a comprehensive portfolio of traditional and non-combustible tobacco and nicotine products.

Previously, in his 30-year career with Philip Morris International, Simon Langelier served in several senior positions, including President Eastern Europe, Middle East & Africa, President Eastern Asia and President of Next Generation Products & Adjacent Businesses. He was also Managing Director in numerous countries in Europe and Colombia.

Mr. Langelier is currently an Honorary Professorial Fellow at Lancaster University in the U.K and a member of the Dean's Council of that university's Management School.

Dr. Delon Human, Chairman of the CryoMass Technologies Board, noted: "We are delighted to welcome Simon to the Board. He brings a wealth of experience, including significant consumer business, financial, regulatory and technology acumen. I have no doubt that he will be a valuable asset to the board and Company".

The common stock of CryoMass Technologies Inc. trades on the OTC QB market under the symbol CRYM. For further information, please contact the Company by email at investors@cryomass.com or by telephone at +1 833 256 2382. The Company will welcome your inquiry.

This press release is not an offer of securities, or a solicitation for purchase, subscription or sale of securities in the United States of America or in any other jurisdiction in which it would be unlawful to do so.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve known and unknown risks, uncertainties and other factors, including risk factors identified in the Company's SEC filings, and which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, changes in the regulatory environment affecting the sale and use of cannabis or hemp products and of other, potential lines of businesses that the Company will consider entering at a given time, demand for the Company's products, internal funding and the financial condition of the Company, product roll-out, competition, our dependence upon our commercial partners, variations in the global commodities markets and other commercial matters involving the Company, its products and the markets in which the Company operates or seeks to enter, as well as general economic conditions. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Marijuana, as defined in the U.S. Controlled Substances Act, remains a Schedule I drug under the respective act, making it illegal under federal law in the U.S. to, among other things, cultivate, distribute or possess cannabis. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the U.S. may form the basis for prosecution under applicable U.S. federal money laundering legislation. Please carefully review the Company's SEC filings with respect to related risk factors.

SOURCE CryoMass Technologies Inc